AMENDMENT TO CUSTODY AGREEMENT

This Amendment to the Custody Agreement (defined below) is made as of October 1, 2013 by and between each investment company identified on Schedule 1 hereto, as such Schedule may be amended from time to time (each such investment company and each investment company made subject to the Custody Agreement in accordance with Section 10.12 thereof, the "Fund"), and The Bank of New York Mellon (the "Custodian").  Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custody Agreement.

WHEREAS, the Fund and the Custodian entered into a Custody Agreement dated as of January 1, 2011 (as amended, restated, supplemented or otherwise modified, the "Custody Agreement"); and

WHEREAS, the Fund and Dreyfus Transfer, Inc. ("DTI") entered into a Transfer Agency Agreement dated as of May 29, 2012 (as amended, restated, supplemented or otherwise modified), pursuant to which DTI performs or will perform, among other services, certain cash management and related services.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Custody Agreement, pursuant to the terms thereof, as follows:

  I.                  Section 6.2 of the Custody Agreement is hereby deleted in its entirety and replaced with the following:

"6.2     Shareholder Draft Processing Agreement; Transfer Agency Agreement.   With regard to any Fund that is not a closed-end Fund, the parties acknowledge that their respective obligations with regard to the redemption of shares in connection with the processing of shareholder redemption drafts issued by certain Funds are set forth in a Shareholder Draft Processing Agreement between the Fund and the Custodian, dated as of October 1, 2013 (as amended, restated, supplemented or otherwise modified).  Other matters relating to obligations with regard to the sale and redemption of shares issued by the Fund, and the payment of Fund dividends and distributions, are set forth in a Transfer Agency Agreement between the Fund and Dreyfus Transfer, Inc. dated as of May 29, 2012 (as amended, restated, supplemented or otherwise modified)."

II.         The parties hereby acknowledge that the reference to "Schedule A" in the Custody Agreement that appears above the signature line for the authorized officer of the Funds is understood to refer to Schedule 1 thereto, which is replaced by Schedule 1 hereto.

III.       Continuing Agreement.  Except as expressly amended by this Amendment, the provisions of the Custody Agreement shall remain in full force and effect.

IV.       New York Law to Apply.   This Amendment shall be construed in accordance with and governed by the substantive laws of the state of New York without regard to its conflicts of law provisions.

V.        Counterparts.   This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

THE BANK OF NEW YORK MELLON			THE FUNDS LISTED ON SCHEDULE 1 OTHER THAN BNY MELLON FUNDS TRUST

By:	/s/ Kelly Carroll		By:	/s/ Bradley J. Skapyak
	Name:	Kelly Carroll		Name:	Bradley J. Skapyak
	Title:	Vice President		Title:	President

BNY MELLON FUNDS TRUST

By:	/s/ David K. Mossman
	Name:	David K. Mossman
	Title:	President

SCHEDULE 1

FUNDS

Name of Fund

and each Series of the Fund (if any)

                        Advantage Funds, Inc.

                     Dreyfus Global Absolute Return Fund

                     Dreyfus Global Dynamic Bond Fund

                     Dreyfus Global Real Return Fund

                     Dreyfus International Value Fund

                     Dreyfus Opportunistic Midcap Value Fund

                     (formerly, Dreyfus Midcap Value Fund)

                     Dreyfus Opportunistic Small Cap Fund
                                     (formerly, Dreyfus Small Company Value Fund)

                     Dreyfus Opportunistic U.S. Stock Fund

                     Dreyfus Strategic Value Fund

                     Dreyfus Structured Midcap Fund

                     Dreyfus Technology Growth Fund

                     Dreyfus Total Emerging Markets Fund

                     Global Alpha Fund

          BNY Mellon Funds Trust

                       BNY Mellon Asset Allocation Fund

                     (formerly, BNY Mellon Balanced Fund)

                     BNY Mellon Bond Fund

                     BNY Mellon Corporate Bond Fund

                     BNY Mellon Emerging Markets Fund

                     BNY Mellon Focused Equity Opportunities Fund

                     BNY Mellon Income Stock Fund

                     BNY Mellon Intermediate Bond Fund

                     BNY Mellon International Appreciation Fund

                     BNY Mellon International Fund

                     BNY Mellon International Equity Income Fund

                     BNY Mellon Large Cap Market Opportunities Fund

                     BNY Mellon Large Cap Stock Fund

                     BNY Mellon Massachusetts Intermediate Municipal Bond Fund

                     BNY Mellon Money Market Fund

                     BNY Mellon Mid Cap Multi-Strategy Fund

                     (formerly, BNY Mellon Mid Cap Stock Fund)

                     BNY Mellon Municipal Opportunities Fund

                     BNY Mellon National Intermediate Municipal Bond Fund

                     BNY Mellon National Municipal Money Market Fund

                     BNY Mellon National Short-Term Municipal Bond Fund

                     BNY Mellon New York Intermediate Tax-Exempt Bond Fund

                     BNY Mellon Pennsylvania Intermediate Municipal Bond Fund

                     BNY Mellon Short-Term U.S. Government Securities Fund

                     BNY Mellon Small Cap Multi-Strategy Fund

                     (formerly, BNY Mellon Small Cap Stock Fund)

                     BNY Mellon Small/Mid Cap Fund

                     BNY Mellon Tax-Sensitive Large Cap Multi Strategy Fund

                        CitizensSelect Funds

                      CitizensSelect Prime Money Market Fund

                      CitizensSelect Treasury Money Market Fund

                                                             Schedule 1 - 1

        Dreyfus Appreciation Fund, Inc.

        Dreyfus BASIC Money Market Fund, Inc.

                        Dreyfus Bond Funds, Inc.
                                     Dreyfus Municipal Bond Fund
                        Dreyfus Cash Management

        Dreyfus Floating Rate Income Fund

        The Dreyfus Fund Incorporated

        Dreyfus Funds, Inc.

                      Dreyfus Mid-Cap Growth Fund

        Dreyfus Government Cash Management Funds

                     Dreyfus Government Cash Management

                     Dreyfus Government Prime Cash Management

        Dreyfus Growth and Income Fund, Inc.

        Dreyfus High Yield Strategies Fund (closed-end fund)

        Dreyfus Index Funds, Inc.

                     Dreyfus International Stock Index Fund

                     Dreyfus S&P 500 Index Fund

                     Dreyfus Smallcap Stock Index Fund
                        Dreyfus Institutional Cash Advantage Funds

                     Dreyfus Institutional Cash Advantage Fund

        Dreyfus Institutional Preferred Money Market Funds

                     Dreyfus Institutional Preferred Money Market Fund

                     Dreyfus Institutional Preferred Plus Money Market Fund

              Dreyfus Institutional Reserves Funds

                        Dreyfus Institutional Reserves Treasury Prime Fund

                      Dreyfus Institutional Reserves Treasury Fund

                      Dreyfus Institutional Reserves Money Fund

        Dreyfus Intermediate Municipal Bond Fund, Inc.

                        Dreyfus International Funds, Inc.

                     Dreyfus Brazil Equity Fund

                     Dreyfus Emerging Markets Fund

                        Dreyfus Investment Grade Funds, Inc.

                     Dreyfus Inflation Adjusted Securities Fund

                     Dreyfus Intermediate Term Income Fund

                     Dreyfus Short Term Income Fund

        Dreyfus Investment Funds

                     Dreyfus/The Boston Company Small Cap Value Fund

                     Dreyfus/The Boston Company Small Cap Growth Fund

                     Dreyfus/The Boston Company Small/Mid Cap Growth Fund

                     Dreyfus/The Boston Company Emerging Markets Core Equity Fund

                     Dreyfus/Standish Global Fixed Income Fund

                     Dreyfus/Standish Intermediate Tax Exempt Bond Fund

                     Dreyfus/Newton International Equity Fund

                        Dreyfus Investment Portfolios

                     Core Value Portfolio

                     MidCap Stock Portfolio

                      Small Cap Stock Index Portfolio

                     Technology Growth Portfolio

                        The Dreyfus/Laurel Funds, Inc.

                     Dreyfus AMT-Free Municipal Reserves

                     Dreyfus BASIC S&P 500 Stock Index Fund

                     Dreyfus Bond Market Index Fund

                     Dreyfus Core Equity Fund

                     Dreyfus Disciplined Stock Fund

                                                             Schedule 1 - 2

                        Dreyfus Money Market Reserves

        Dreyfus Opportunistic Emerging Markets Debt Fund

                     Dreyfus Opportunistic Fixed Income Fund
                                     (formerly, Dreyfus Strategic Income Fund)

                     Dreyfus Tax Managed Growth Fund

                     Dreyfus U.S. Treasury Reserves

                        The Dreyfus/Laurel Funds Trust

                     Dreyfus Emerging Markets Debt Local Currency Fund

                     Dreyfus Equity Income Fund

                       Dreyfus Global Equity Income Fund

                       Dreyfus High Yield Fund

                       Dreyfus International Bond Fund

          The Dreyfus/Laurel Tax-Free Municipal Funds

                                     Dreyfus BASIC New York Municipal Money Market Fund

          Dreyfus Liquid Assets, Inc.

                        Dreyfus Manager Funds I

                                     Dreyfus Research Long/Short Equity Fund

Dreyfus Manager Funds II

                       Dreyfus Balanced Opportunity Fund

          Dreyfus Midcap Index Fund, Inc.

          Dreyfus Municipal Bond Infrastructure Fund, Inc. (closed-end fund)

          Dreyfus Municipal Bond Opportunity Fund

          Dreyfus Municipal Cash Management Plus

Dreyfus Municipal Funds, Inc.

             Dreyfus AMT-Free Municipal Bond Fund

                       Dreyfus BASIC Municipal Money Market Fund

                       Dreyfus High Yield Municipal Bond Fund

          Dreyfus Municipal Income, Inc. (closed‑end fund)

          Dreyfus Municipal Money Market Fund, Inc.

          Dreyfus New Jersey Municipal Bond Fund, Inc.

          Dreyfus New Jersey Municipal Money Market Fund, Inc.

          Dreyfus New York AMT-Free Municipal Money Market Fund

          Dreyfus New York AMT-Free Municipal Bond Fund

          Dreyfus New York Municipal Cash Management

          Dreyfus New York Tax Exempt Bond Fund, Inc.

          Dreyfus Opportunity Funds

                       Dreyfus Natural Resources Fund

          Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.
                       Dreyfus California AMT-Free Municipal Bond Fund
          Dreyfus Premier GNMA Fund, Inc.

                       Dreyfus GNMA Fund

          Dreyfus Premier Investment Funds, Inc.

                       Dreyfus Diversified International Fund

                       Dreyfus Emerging Asia Fund

                       Dreyfus Global Real Estate Securities Fund

                       Dreyfus Greater China Fund

                       Dreyfus India Fund

                       Dreyfus Large Cap Growth Fund

                       Dreyfus Large Cap Equity Fund

                       Dreyfus Satellite Alpha Fund

          Dreyfus Premier Short‑Intermediate Municipal Bond Fund
                       Dreyfus Short‑Intermediate Municipal Bond Fund

          Dreyfus Premier Worldwide Growth Fund, Inc.
                     Dreyfus Worldwide Growth Fund

          Dreyfus Research Growth Fund, Inc.

                                                             Schedule 1 - 3

          Dreyfus Short-Intermediate Government Fund

          The Dreyfus Socially Responsible Growth Fund, Inc.

          Dreyfus State Municipal Bond Funds

                       Dreyfus Connecticut Fund

                        Dreyfus Massachusetts Fund

                       Dreyfus Pennsylvania Fund

          Dreyfus Stock Funds

                       Dreyfus International Equity Fund

                       Dreyfus Small Cap Equity Fund

          Dreyfus Stock Index Fund, Inc.

          Dreyfus Strategic Municipal Bond Fund, Inc.

          Dreyfus Strategic Municipals, Inc.

          Dreyfus Tax Exempt Cash Management Funds

                       Dreyfus California AMT-Free Municipal Cash Management

                       Dreyfus New York AMT-Free Municipal Cash Management

                       Dreyfus Tax Exempt Cash Management

          The Dreyfus Third Century Fund, Inc.

          Dreyfus Treasury & Agency Cash Management

          Dreyfus Treasury Prime Cash Management

          Dreyfus 100% U.S. Treasury Money Market Fund

          Dreyfus U.S. Treasury Intermediate Term Fund

          Dreyfus U.S. Treasury Long Term Fund

          Dreyfus Variable Investment Fund

                       Appreciation Portfolio

                       Opportunistic Small Cap Fund
                                     (formerly, Developing Leaders Portfolio)

                       Growth and Income Portfolio

                       International Equity Portfolio

                       International Value Portfolio

                       Money Market Portfolio

                       Quality Bond Portfolio

          Dreyfus Worldwide Dollar Money Market Fund, Inc.

          General California Municipal Money Market Fund
                        General Government Securities Money Market Funds, Inc.

                       General Government Securities Money Market Fund

                       General Treasury Prime Money Market Fund

          General Money Market Fund, Inc.

          General Municipal Money Market Funds, Inc.

                       General Municipal Money Market Fund

          General New York Municipal Money Market Fund

          Strategic Funds, Inc.

                       Dreyfus Active MidCap Fund

                       Dreyfus Conservative Allocation Fund

                     Dreyfus Growth Allocation Fund

                       Dreyfus Moderate Allocation Fund

                       Dreyfus Select Managers Small Cap Growth Fund

                       Dreyfus Select Managers Small Cap Value Fund

                       Dreyfus U.S. Equity Fund

                       Global Stock Fund

                                     International Stock Fund

                                                             Schedule 1 – 4